Exhibit 10.4

THE COMPANY’S UNAUDITED BALANCE SHEET DATED MARCH 31, 2013

March 31, 2013 (Unaudited)
ASSETS
Current assets:
Cash	$242,000
Accounts receivable, net of $8,000 allowance for doubtful accounts at March 31, 2013 and September 30, 2012	286,000
Costs and estimated earnings in excess of billings on uncompleted contracts	91,000
Inventories	358,000
Prepaid expenses and other current assets	198,000
Total current assets	1,175,000
Property and equipment, net	867,000
Patents and trademarks, net	187,000
Goodwill	2,131,000
Other assets	557,000
Total assets	$4,917,000
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities not subject to compromise:
Current liabilities:
Accounts payable	$252,000
Accrued liabilities	585,000
Customer deposits	23,000
Billing in excess of costs and estimated earnings	56,000
Notes payable, related party	450,000
Total current liabilities	1,366,000
Other	47,000
Total liabilities not subject to compromise	1,413,000
Liabilities subject to compromise	49,196,000
Total liabilities	50,609,000
Commitments and contingencies	—
Stockholders’ deficit:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 146,510,818 and 146,436,893 issued and outstanding at March 31, 2013 and September 30, 2012	1,465,000
Additional paid-in capital	131,396,000
Accumulated deficit	(178,553,000)
Total stockholders’ deficit	(45,692,000)
Total liabilities and stockholders’ deficit	$4,917,000